UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report: January 11, 2013
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Seventh Supplemental Indenture
On January 11, 2013, KB HOME Lone Star Inc., a Texas corporation (the “Additional Guarantor”), agreed pursuant to a Seventh Supplemental Indenture, dated as of January 11, 2013, by and among KB Home, a Delaware corporation (the “Company”), the existing guarantors named therein, the Additional Guarantor and U.S. Bank National Association (successor to SunTrust Bank), as Trustee (the “Trustee”), to be a “Guarantor” under the terms of the Indenture, dated as of January 28, 2004 (the “Base Indenture”), by and among the Company, the existing guarantors and the Trustee, as amended and supplemented on January 28, 2004, June 30, 2004, May 1, 2006, November 9, 2006, August 17, 2007 and January 30, 2012 (the Base Senior Indenture, as so amended and supplemented, is hereinafter called the “Indenture”), and to guarantee on a senior basis the prompt payment when due of the principal of and premium, if any, and interest on debt securities issued by the Company pursuant to the Indenture, including the Company’s 5-3/4% senior notes due 2014, 5-7/8% senior notes due 2015, 6-1/4% senior notes due 2015, 7-1/4% senior notes due 2018, 9.100% senior notes due 2017, 8.00% senior notes due 2020 and 7.5% senior notes due 2022. The Additional Guarantor is a wholly-owned subsidiary of the Company.
The above description is a summary and is qualified in its entirety by the terms of the Seventh Supplemental Indenture, which is filed as Exhibit 4.7 with this Current Report.

Release and Discharge of Certain Guarantors
As of the end of the Company’s 2012 fiscal year, the Company’s wholly-owned subsidiaries KB HOME South Bay Inc., KB HOME Fort Myers LLC, KB HOME Orlando LLC, KB HOME Tampa LLC and KB HOME Treasure Coast LLC were automatically and unconditionally released and discharged from all of their obligations under the Indenture, including their respective guaranties of the Company’s outstanding senior notes, pursuant to the terms of the Indenture.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

4.7	Seventh Supplemental Indenture, dated as of January 11, 2013, by and among the Company, the existing guarantors, the Additional Guarantor and the Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 11, 2013

KB Home

By:	/s/ Jeff J. Kaminski
Jeff J. Kaminski
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.7	Seventh Supplemental Indenture, dated as of January 11, 2013, by and among the Company, the existing guarantors, the Additional Guarantor and the Trustee.